SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT



           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934

                        October 22, 1995

      Date of Report (date of earliest event reported)




                     FIRST NATIONAL BANCORP

      (exact name of registrant as specified in its charter)




           Georgia           0-10657           58-1415138

        (state or other     (Commission       (IRS Employer
        jurisdiction of     File No.)         Identification
        of incorporation)                     Number)




    303 Jesse Jewell Parkway, Suite 700, Gainesville, Georgia 30501

             (address of principal executive office)(zip code)




                          (770) 503-2000

    (Registrant's telephone number, including area code)




                           No Change

   (Former name or address, if changed since last report)

Item 5.  OTHER EVENTS

     On October 22, 1995, Regions Financial Corporation ("Regions") and First National Bancorp ("First National") entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which First National will be acquired by Regions. The Boards of Directors of Regions and First National approved the Agreement and the transactions contemplated thereby at separate meetings held on October 22, 1995.

     In accordance with the terms of the Agreement, Regions will acquire First National pursuant to a merger (the "Merger") of First National with and into a newly created wholly owned subsidiary of Regions to be organized under the laws of the State of Georgia ("Regions Merger Subsidiary"), with Regions Merger Subsidiary as the surviving entity resulting from the Merger.

     Upon consummation of the Merger, each share of the $1.00 par value common stock of First National ("First National Common Stock") (excluding shares held by any First National company or by any Regions company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the effective time of the Merger (as described in the Agreement, the "Effective Time") shall be converted into and exchanged for .76 of a share (the "Exchange Ratio") of the $.625 par value common stock of Regions ("Regions Common Stock").

     In addition, at the Effective Time, all rights with respect to First National Common Stock, pursuant to stock options, stock appreciation rights, or stock awards granted by First National under the existing stock loans of First National, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions ("Regions Common Stock").

     In addition, at the Effective Time, all rights with respect to First National Common Stock, pursuant to stock options, stock appreciation rights, or stock awards granted by First National under the existing stock plans of First National, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock on a basis that reflects the Exchange Ratio.

     The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

     In connection with executing the Agreement, Regions and First National entered into a stock option agreement (the "Stock Option Agreement") pursuant to which First National granted to Regions an option to purchase up to 4,089,234 shares of First National Common Stock, at a purchase price of $27.00 per share, upon certain terms and in accordance with certain conditions.

     Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval by the stockholders of First National of appropriate matters relating to the Agreement, the Plan of Merger, and the Merger required to be approved under applicable law; (ii) receipt of the approval by the stockholders of Regions of the issuance of shares of Regions Common Stock pursuant to the Merger as required to be approved under applicable law; (iii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Georgia Department of Banking and Finance, and the Florida Department of Banking and Finance and other applicable regulatory authorities; (iv) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (v) receipt by Regions of a letter from Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (vi) satisfaction of certain conditions. The Merger is also subject to a ten-day due diligence review by Regions of First National's operations.

     Under the Agreement, First National has the right to terminate the Agreement if the Average Closing Price (as defined below) of Regions Common Stock (i) is less than $33.20 and (ii) reflects a decline of more than 20% below a weighted index of the stock prices of a group of 20 bank holding companies designated in the Agreement. In the event that First National gives notice of its intention to terminate the Agreement based on such provision, Regions has the right to elect to adjust the Exchange Ratio in accordance with the terms of the Agreement, and, thereby remove First National's right to terminate.

     For purposes of the Agreement, the Average Closing price shall mean the average of the daily last sales prices of Regions Common Stock as reported on the NASDAQ NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) for the ten consecutive full trading days in which such shares are traded on the NASDAQ NMS ending at the close of trading on the Determination Date. The Determination Date shall mean the date on which the consent of the Board of Governors of the Federal Reserve System to the Merger is received.

     The Agreement, the Plan of Merger, and the Merger will be submitted for approval at a meeting of the stockholders of First National. Similarly, the issuance of shares of Regions Common Stock pursuant to the Merger will be submitted for approval at a meeting of the stockholders of Regions. Prior to either stockholders meeting, Regions will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of Regions Common Stock to be issued in exchange for the outstanding shares of First National Common Stock. Such shares of stock of Regions will be offered to the First National stockholders pursuant to a prospectus that will also serve as a joint proxy statement for the separate meetings of the stockholders of First National and Regions, respectively.

     In connection with announcing the Merger, Regions announced that Regions and First National intend to repurchase up to approximately 1.9 million shares of First National Common Stock or up to approximately 1.4 million shares of Regions Common Stock, or a combination of the two.

     For additional information regarding the Agreement and the Stock Option Agreement, please refer to the copies of those documents which are incorporated herein by reference and included as Exhibits to this Current Report on Form 8-K. The foregoing discussion is qualified in its entirety by reference to such documents.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST NATIONAL BANCORP
                                   (Registrant)


                                   By:/s/C. Talmadge Garrison
                                       C. Talmadge Garrison
                                       Senior Vice President
                                       Secretary & Treasurer





Date:  October 25, 1995

                        INDEX TO EXHIBITS


                                                       Sequential
Exhibit                                                 Page No.


2.1       Agreement and Plan of Reorganization,
          dated as of October 22, 1995, by and
          between Regions Financial Corporation
          and First National Bancorp. . . . . . . . . .

2.2       Stock Option Agreement, dated as of
          October 22, 1995, issued by First National
          Bancorp to Regions Financial Corporation . . .

                                                      EXHIBIT 2.1


              AGREEMENT AND PLAN OF REORGANIZATION

                         BY AND BETWEEN

                     FIRST NATIONAL BANCORP

                               AND

                  REGIONS FINANCIAL CORPORATION


                  Dated as of October 22, 1995

                        TABLE OF CONTENTS



                                                             Page

Page                                                           1

Preamble                                                       1

ARTICLE I - TRANSACTIONS AND TERMS OF MERGER                   2
     1.1    Merger                                             2
     1.2    Time and Place of Closing                          2
     1.3    Effective Time                                     2
     1.4    Execution of Stock Option Agreement                2

ARTICLE 2 - TERMS OF MERGER                                    2
     2.1    Charter                                            2
     2.2    Bylaws                                             3

ARTICLE 3 - MANNER OF CONVERTING SHARES                        3
     3.1    Conversion of Shares                               3
     3.2    Anti-Dilution Provisions                           3
     3.3    Shares Held by First National or Regions           3
     3.4    Fractional Shares                                  3
     3.5    Conversion of Stock Rights                         4

ARTICLE 4 - EXCHANGE OF SHARES                                 5
     4.1    Exchange Procedures                                5
     4.2    Rights of Former First National Stockholders       6

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF FIRST
              NATIONAL                                         7
     5.1    Organization, Standing, and Power                  7
     5.2    Authority; No Breach By Agreement                  7
     5.3    Capital Stock                                      8
     5.4    First National Subsidiaries                        8
     5.5    SEC Filings; Financial Statements                  9
     5.6    Absence of Undisclosed Liabilities                 9
     5.7    Absence of Certain Changes or Events              10
     5.8    Tax Matters                                       10
     5.9    Assets                                            11
     5.10   Environmental Matters                             12
     5.11   Compliance with Laws                              12
     5.12   Labor Relations                                   13
     5.13   Employee Benefit Plans                            13
     5.14   Material Contracts                                15
     5.15   Legal Proceedings                                 16
     5.16   Reports                                           16
     5.17   Statements True and Correct                       16
     5.18   Accounting, Tax, and Regulatory Matters           17
     5.19   State Takeover Laws                               17

     5.20   Charter Provisions                                17
     5.21   Derivatives Contracts                             17

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF REGIONS         17
     6.1    Organization, Standing, and Power                 17
     6.2    Authority; No Breach By Agreement                 18
     6.3    Capital Stock                                     18
     6.4    Regions Subsidiaries                              19
     6.5    SEC Filings; Financial Statements                 19
     6.6    Absence of Undisclosed Liabilities                20
     6.7    Absence of Certain Changes or Events              20
     6.8    Tax Matters                                       20
     6.9    Environmental Matters                             21
     6.10   Compliance with Laws                              21
     6.11   Legal Proceedings                                 22
     6.12   Reports                                           22
     6.13   Statements True and Correct                       23
     6.14   Accounting, Tax, and Regulatory Matters           23

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION          23
     7.1    Affirmative Covenants of First National           23
     7.2    Negative Covenants of First National              24
     7.3    Covenants of Regions                              26
     7.4    Adverse Changes in Condition                      26
     7.5    Reports                                           26

ARTICLE 8 - ADDITIONAL AGREEMENTS                             27
     8.1    Registration Statement; Proxy Statement;
            Stockholder Approvals                             27
     8.2    Exchange Listing                                  27
     8.3    Applications                                      27
     8.4    Filings with State Offices                        28
     8.5    Agreement as to Efforts to Consummate             28
     8.6    Investigation and Confidentiality                 28
     8.7    Press Releases                                    29
     8.8    Certain Actions                                   29
     8.9    Accounting and Tax Treatment                      29
     8.10   State Takeover Laws                               29
     8.11   Charter Provisions                                29
     8.12   Agreement of Affiliates                           29
     8.13   Employee Benefits and Contracts                   30
     8.14   Indemnification                                   31
     8.15   Certain Modifications                             31
     8.16   Regions Merger Subsidiary Organization            31

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO
              CONSUMMATE                                      32

     9.1    Conditions to Obligations of Each Party           32
     9.2    Conditions to Obligations of Regions              32
     9.3    Conditions to Obligations of First National       34

ARTICLE 10 - TERMINATION                                      35

     10.1   Termination                                       35
     10.2   Effect of Termination                             38
     10.3   Non-Survival of Representations and Covenants     39

ARTICLE 11 - MISCELLANEOUS                                    39

     11.1   Definitions                                       39
     11.2   Expenses                                          47
     11.3   Brokers and Finders                               47
     11.4   Entire Agreement                                  48
     11.5   Amendments                                        48
     11.6   Waivers                                           48
     11.7   Assignment                                        49
     11.8   Notices                                           49
     11.9   Governing Law                                     50
     11.10  Counterparts                                      50
     11.11  Captions                                          50
     11.12  Interpretations                                   50
     11.13  Enforcement of Agreement                          50
     11.14  Severability                                      51

Signatures                                                    51

                        LIST OF EXHIBITS


Exhibit Number      Description

     1.             Form of Stock Option Agreement. (Section 1-4).

     2.             Form of Plan of Merger. (Section 1. 1).

     3.             Form of Affiliate Agreement. (Sections 8.13, 9.2(e)).

              AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of October 22, 1995, by and between FIRST NATIONAL BANCORP ("First National"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Gainesville, Georgia; and REGIONS FINANCIAL CORPORATION ("Regions"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Birmingham, Alabama.


                            Preamble

     The Boards of Directors of First National and Regions are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of First National by Regions pursuant to the merger of First National with and into a wholly owned subsidiary of Regions to be organized under the laws of the State of Georgia ("Regions Merger Subsidiary"). At the effective time of such merger, the outstanding shares of the capital stock of First National shall be converted into shares of the common stock of Regions (except as provided herein). As a result, stockholders of First National shall become stockholders of Regions and Regions Merger Subsidiary shall continue to conduct the business and operations of First National as a wholly owned subsidiary of Regions. The transactions described in this Agreement are subject to the approvals of the stockholders of First National, the stockholders of Regions, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Georgia Department of Banking and Finance, and the Florida Department of Banking and Finance, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

     Immediately after the execution and delivery of this Agreement, as a condition and inducement to Regions' willingness to enter into this Agreement, First National and Regions are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which First National is granting to Regions an option to purchase shares of First National common stock.

     Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:


                            ARTICLE I
                TRANSACTIONS AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, First National shall be merged with and into Regions Merger Subsidiary in accordance with the provisions of Section 14-2-1 101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). Regions Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of First National and Regions, and the Plan of Merger, in substantially the form of Exhibit 2, which has been approved and adopted by the Board of Directors of First National and will be approved and adopted by the Board of Directors of Regions Merger Subsidiary upon its organization.

     1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Georgia Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the tenth business day (as designated by Regions) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and
(ii) the date on which the stockholders of Regions and First National approve the matters relating to this Agreement and the Plan of Merger required to be approved by such stockholders by applicable Law.

     1.4 Execution of Stock Option Agreement. Immediately after the execution of this Agreement and as a condition thereto, First
National is executing and delivering to Regions the Stock Option
Agreement.

                            ARTICLE 2
                         TERMS OF MERGER


     2.1    Charter.  The Articles of Incorporation of Regions
Merger Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of Regions Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.


                            ARTICLE 3
                   MANNER OF CONVERTING SHARES


     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Regions or First National, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

            (a) Each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective
     Time.

            (b) Each share of Regions Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

            (c) Each share of First National Common Stock (excluding shares held by any First National Company or any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for .76 of a share of Regions Common Stock (subject to adjustment pursuant to Section 10.1(h) of this Agreement, the "Exchange Ratio").

     3.2 Anti-Dilution Provisions. In the event Regions changes the number of shares of Regions Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 Shares Held by First National or Regions. Each of the shares of First National Common Stock held by any First National Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of First National Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Regions Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Regions Common Stock multiplied by the market value of one share of Regions Common Stock at the Effective Time. The market value of one share of Regions Common Stock at the Effective Time shall be the closing price of such common stock on the NASDAQ NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.5    Conversion of Stock Rights.

     (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of First National Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("First National Rights") granted by First National under the First National Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock, and Regions shall assume each First National Right, in accordance with the terms of the First National Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Regions and its Compensation Committee shall be substituted for First National and the Committee of First National's Board of Directors (including, if applicable, the entire Board of Directors of First National) administering such First National Stock Plan, (ii) each First National Right assumed by Regions may be exercised solely for shares of Regions Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of Regions Common Stock subject to such First National Right shall be equal to the number of shares of First National Common Stock subject to such First National Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such First National Right shall be adjusted by dividing the per share exercise (or threshold) price under each such First National Right by the Exchange Ratio and rounding up to the nearest cent.
Notwithstanding the provisions of clause (iii) of the preceding sentence, Regions shall not be obligated to issue any fraction of a share of Regions Common Stock upon exercise of First National Rights and any fraction of a share of Regions Common Stock that otherwise would be subject to a converted First National Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Regions Common Stock and the per share exercise price of such Right. The market value of one share of Regions Common Stock shall be the closing price of such common stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the Effective Time. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each First National Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Regions agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

     (b) As soon as reasonably practicable after the Effective Time, Regions shall deliver to the participants in each First National Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such First National Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and Regions shall comply with the terms of each First National Stock Plan to ensure, to the extent required by, and subject to the provisions of, such First National Stock Plan, that First National Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Regions shall take all corporate action necessary to reserve for issuance sufficient shares of Regions Common Stock for delivery upon exercise of First National Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable after the Effective Time, Regions shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Regions Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Regions shall administer the First National Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the First National Stock Plan complied with such rule prior to the Merger.

     (c) All restrictions or limitations on transfer with respect to First National Common Stock awarded under the First National Stock Plans or any other plan, program, or arrangement of any First National Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Regions Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement,


                            ARTICLE 4
                       EXCHANGE OF SHARES


     4.1 Exchanging Procedures. Promptly after the Effective Time, Regions and First National shall cause the exchange agent selected by Regions (the "Exchange Agent") to mail to the former stockholders of First National appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of First National Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of First National Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section
3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of First National Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Regions Common Stock to which such holder may be otherwise entitled (without interest). Regions shall not be obligated to deliver the consideration to which any former holder of First National Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of First National Common Stock for exchange as provided in this Section 4. 1. The certificate or certificates of First National Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of First National Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former First National Stockholders. At the Effective Time, the stock transfer books of First National shall be closed as to holders of First National Common Stock immediately prior to the Effective Time and no transfer of First National Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of First National Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by First National in respect of such shares of First National Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of First National shall be entitled to vote after the Effective Time at any meeting of Regions stockholders the number of whole shares of Regions Common Stock into which their respective shares of First National Common Stock are converted, regardless of whether such holders have exchanged their certificates representing First National Common Stock for certificates representing Regions Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Regions on the Regions Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Regions Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of First National Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such First National Common Stock certificate, both the Regions Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                            ARTICLE 5
        REPRESENTATIONS AND WARRANTIES OF FIRST NATIONAL


     Except as set forth in the First National Disclosure
Memorandum, First National hereby represents and warrants to Regions as follows:

     5.1 Organization, Standing, and Power. First National is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets.
First National is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

     5.2    Authority; No Breach By Agreement.

     (a) First National has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First National, subject to the approval of this Agreement and the Plan of Merger by the holders of a majority of the outstanding shares of First National Common Stock, which is the only stockholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by First National. Subject to such requisite stockholder approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of First National, enforceable against First National in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement or the Plan of Merger by First National, nor the consummation by First National of the transactions contemplated hereby or thereby, nor compliance by First National with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of First National's Articles of Incorporation or Bylaws, or, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any First National Company under, any Contract or Permit of any First National Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any First National Company or any of their respective material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by First National of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

     5.3    Capital Stock.

     (a) The authorized capital stock of First National consists of 30,000,000 shares of First National Common Stock, of which 20,548,917 shares are issued and outstanding as of the date of this Agreement and not more than 21,001,539 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of First National Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of First National Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of First National.

     (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of First National outstanding and no outstanding Rights relating to the capital stock of First National.

     5.4 First National Subsidiaries. First National has disclosed in Section 5.4 of the First National Disclosure Memorandum all of the First National Subsidiaries as of the date of this Agreement. First National or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each First National Subsidiary. No equity securities of any First National Subsidiary are or may become required to be issued (other than to another First National Company) by reason of any Rights, and there are no Contracts by which any First National Subsidiary is bound to issue (other than to another First National Company) additional shares of its capital stock or Rights or by which any First National Company is or may be bound to transfer any shares of the capital stock of any First National Subsidiary (other than to another First National Company). There are no Contracts relating to the rights of any First National Company to vote or to dispose of any shares of the capital stock of any First National Subsidiary. All of the shares of capital stock of each First National Subsidiary held by a First National Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the First National Company free and clear of any Lien. Each First National Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each First National Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National. Each First National Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

     5.5 SEC Filings; Financial Statements.

     (a) First National has filed and made available to Regions all forms, reports, and documents required to be filed by First National with the SEC since December 31, 1991 (collectively, the "First National SEC Reports"). The First National SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such First National SEC Reports or necessary in order to make the statements in such First National SEC Reports, in light of the circumstances under which they were made, not misleading. Except for First National Subsidiaries that are registered as a broker, dealer, or investment advisor, none of First National's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b) Each of the First National Financial Statements (including, in each case, any related notes) contained in the First National SEC Reports, including any First National SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of First National and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     5.6 Absence of Undisclosed Liabilities. To the Knowledge of First National, no First National Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, except Liabilities which are accrued or reserved against in the consolidated balance sheets of First National as of June 30, 1995 included in the First National Financial Statements or reflected in the notes thereto. No First National Company has incurred or paid any Liability since June 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

     5.7 Absence of Certain Changes or Events. Since June 30, 1995, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, and (ii) the First National Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of First National provided in Article 7 of this Agreement.

     5.8 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any of the First National Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on First National, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on First National, except as reserved against in the First National Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the First National Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the First National Companies for the period or periods through and including the date of the respective First National Financial Statements has been made and is reflected on such First National Financial Statements.

     (d) Deferred Taxes of the First National Companies have been adequately provided for in the First National Financial Statements.

     (e) Each of the First National Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

     (f) None of the First National Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under
Section 28OG or 162(m) of the Internal Revenue Code.

     (g) There are no Liens with respect to Taxes upon any of the assets of the First National Companies.

     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the First National Companies that occurred during or after any Taxable Period in which the First National Companies incurred a net operating loss that carries over to any Taxable Period ending after December 3 1, 1994.

     (i)    No First National Company has filed any consent under
Section 341(f) of the Internal Revenue Code concerning collapsible corporations.


     (j) All material elections with respect to Taxes affecting the First National Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the First National Disclosure Memorandum. After the date hereof, no election with respect to Taxes will be made without the prior written consent of Regions, which consent will not be unreasonably withheld.

     (k) No First National Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.9 Assets. The First National Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the First National Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with First National's past practices. All Assets which are material to First National's business on a consolidated basis, held under leases or subleases by any of the First National Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The First National Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the First National Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by any First National Company under such policies. The Assets of the First National Companies include all Assets required to operate the business of the First National Companies as presently conducted.

     5.10   Environmental Matters.

     (a) To the Knowledge of First National, each First National Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

     (b) There is no Litigation pending, Or, to the Knowledge of First National, threatened before any court, governmental agency, or authority or other forum in which any First National Company or any of its Loan Properties or Participation Facilities (or any First National Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

     (c) To the Knowledge of First National, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

     (d) To the Knowledge of First National, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a First National
Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

     5.11 Compliance with Laws. First National is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each First National Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National. None of the First National Companies:

            (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material
     Adverse Effect on First National;

            (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof
     (i) asserting that any First National Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, or (iii) requiring any First National Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.12 Labor Relations. No First National Company is the subject of any Litigation asserting that it or any other First National Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other First National Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any First National Company, pending or threatened, or to the Knowledge of First National, is there any activity involving any First National Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.13   Employee Benefit Plans.

     (a) First National has disclosed in Section 5.13 of the First National Disclosure Memorandum, and has delivered or made available to Regions prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any First National Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "First National Benefit Plans"). Any of the First National Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "First National ERISA Plan." Each First National ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "First National Pension Plan." No First National Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All First National Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, and each First National ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and First National is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of First National, no First National Company has engaged in a transaction with respect to any First National Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any First National Company to a Tax imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

     (c) No First National Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any First National Pension Plan, (ii) no change in the actuarial assumptions with respect to any First National Pension Plan, and (iii) no increase in benefits under any First National Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National or materially adversely affect the funding status of any such plan. Neither any First National Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any First National Company, or the single-employer plan of any entity which is considered one employer with First National under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on First National. No First National Company has provided, or is required to provide, security to a First National Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any First National Company with respect to any ongoing, frozen, or terminated single-employer plan or the single employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on First National. No First National Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on First National. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any First National Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof

     (e) No First National Company has any Liability for retiree health and life benefits under any of the First National Benefit Plans and there are no restrictions on the rights of such First National Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on First
National.

     (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any First National Company from any First National Company under any First National Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any First National Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any First National Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the First National Financial Statements to the extent required by and in accordance with GAAP.

     5.14 Material Contracts. None of the First National Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by any First National Company or the guarantee by any First National Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by First National with the SEC as of the date of this Agreement that has not been filed as an exhibit to First National's Form 10-K filed for the fiscal year ended December 31, 1994, or in another SEC Document and identified to Regions (together with all Contracts referred to in Sections 5.8 and 5.13(a) of this Agreement, the "First National Contracts"). With respect to each First National Contract: (i) the Contract is in full force and effect; (ii) no First National Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National; (iii) no First National Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of First National, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any First National Company for money borrowed is prepayable at any time by such First National Company without penalty or premium.

     5.15   Legal Proceedings.

     (a) There is no Litigation instituted or pending, or, to the Knowledge of First National, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any First National Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any First National Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

     (b) Section 5.15(b) of the First National Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any First National Company is a party and which names a First National Company as a defendant or cross-defendant and where the maximum exposure is estimated to be $100,000 or more.


     5.16 Reports. Since January 1, 1992, or the date of organization if later, each First National Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.17 Statements True and Correct. None of the information supplied or to be supplied by any First National Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any First National Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Regions' and First National's stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by a First National Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the stockholders of Regions and First National, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any First National Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.18 Accounting, Tax, and Regulatory Matters. No First National Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9. 1 (b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.19 State Takeover Laws. Each First National Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Georgia (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.

     5.20 Charter Provisions. Each First National Company has taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any First National Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any First National Company that may be directly or indirectly acquired or controlled by it.

     5.21 Derivatives Contracts. Neither First National nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).

                            ARTICLE 6
            REPRESENTATIONS AND WARRANTIES OF REGIONS


     Regions hereby represents and warrants to First National as follows:

     6.1 Organization, Standing, and Power. Regions is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Regions is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     6.2    Authority; No Breach By Agreement.

     (a) Regions has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions, subject to the approval of the issuance of the shares of Regions Common Stock pursuant to the Merger by a majority of the votes cast at the Regions Stockholders' Meeting by holders of shares of Regions Common Stock, which is the only stockholder vote required for the consummation of the Merger by Regions. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Regions, enforceable against Regions in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by Regions, nor the consummation by Regions of the transactions contemplated hereby, nor compliance by Regions with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Regions' Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Regions Company under, any Contract or Permit of any Regions Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or, (iii) subject to receipt of the requisite Consents referred to in Section
9. 1 (b) of this Agreement, violate any Law or Order applicable to any Regions Company or any of their respective material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Regions of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock. The authorized capital stock of Regions consists of 120,000,000 shares of Regions Common Stock, of which 45,397,944 shares were issued and outstanding and 1,474,579 shares were held as treasury shares as of June 30, 1995. All of the issued and outstanding shares of Regions Common Stock are, and all of the shares of Regions Common Stock to be issued in exchange for shares of First National Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Regions Common Stock has been, and none of the shares of Regions Common Stock to be issued in exchange for shares of First National Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Regions.

     6.4    Regions Subsidiaries.  Regions has disclosed in Section
6.4 of the Regions Disclosure Memorandum all of the Regions Subsidiaries as of the date of this Agreement. Except as disclosed in Section 6.4 of the Regions Disclosure Memorandum, Regions or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Regions Subsidiary. No equity securities of any Regions Subsidiary are or may become required to be issued (other than to another Regions Company) by reason of any Rights, and there are no Contracts by which any Regions Subsidiary is bound to issue (other than to another Regions Company) additional shares of its capital stock or Rights or by which any Regions Company is or may be bound to transfer any shares of the capital stock of any Regions Subsidiary (other than to another Regions Company). There are no Contracts relating to the fights of any Regions Company to vote or to dispose of any shares of the capital stock of any Regions Subsidiary. All of the shares of capital stock of each Regions Subsidiary held by a Regions Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Regions Company free and clear of any Lien. Each Regions Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Regions Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. Each Regions Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

     6.5    SEC Filings: Financial Statements.

     (a) Regions has filed and made available to First National all forms, reports, and documents required to be filed by Regions with the SEC since December 3 1, 199 1, other than registration statements on Forms S-4 and S-8 (collectively, the "Regions SEC Reports"). The Regions SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Regions SEC Reports or necessary in order to make the statements in such Regions SEC Reports, in light of the circumstances under which they were made, not misleading.

     (b) Each of the Regions Financial Statements (including, in each case, any related notes) contained in the Regions SEC Reports, including any Regions SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of Regions and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     6.6 Absence of Undisclosed Liabilities. Except as disclosed in Section 6.6 of the Regions Disclosure Memorandum, and to the Knowledge of Regions, no Regions Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Regions as of June 30, 1995 included in the Regions Financial Statements or reflected in the notes thereto. Except as disclosed in Section 6.6 of the Regions Disclosure Memorandum, no Regions Company has incurred or paid any Liability since June 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     6.7 Absence of Certain Changes or Events. Since June 30, 1995, except as disclosed in the Regions Financial Statements delivered prior to the date of this Agreement or in Section 6.7 of the Regions Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and (ii) the Regions Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Regions provided in Article 7 of this Agreement.

     6.8 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any of the Regions Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Regions, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Regions, except as reserved against in the Regions Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) Adequate provision for any Taxes due or to become due for any of the Regions Companies for the period or periods through and including the date of the respective Regions Financial
Statements has been made and is reflected on such Regions Financial
Statements.

     (c) Deferred Taxes of the Regions Companies have been adequately provided for in the Regions Financial Statements.

     6.9 Environmental Matters.

     (a) To the Knowledge of Regions, each Regions Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     (b) There is no Litigation pending, or, to the Knowledge of Regions, threatened before any court, governmental agency, or authority or other forum in which any Regions Company or any of its Loan Properties or Participation Facilities (or any Regions Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     (c) To the Knowledge of Regions, there is no reasonable basis for any Litigation of a type described in subsections (b) or
(c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     (d) To the Knowledge of Regions, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a Regions Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     6.10 Compliance with Laws. Regions is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each Regions Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. No Regions Company:

            (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material
     Adverse Effect on Regions; and

            (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof
     (i) asserting that any Regions Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) requiring any Regions Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.11 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Regions, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Regions Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Regions Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

     6.12 Reports. Since January 1, 1992, or the date of organization if later, each Regions Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.13 Statements True and Correct. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Regions with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Regions' and First National's stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by any Regions Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the stockholders of Regions and First National, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Regions Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.14 Accounting, Tax, and Regulatory Matters. No Regions Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                            ARTICLE 7
            CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Affirmative Covenants of First National. Unless the prior written consent of Regions shall have been obtained, and except as otherwise expressly contemplated herein, First National shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of First National. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, First National covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of Regions:

            (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any First National Company, or

            (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a First National Company to another First National Company) in excess of an aggregate of $250,000 (for the First National Companies on a consolidated basis) except in the ordinary course of the business of First National Subsidiaries consistent with past practices (which shall include, for First National Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any First National Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the First National Disclosure Memorandum); or

            (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any First National Company, or declare or pay any dividend or make any other distribution in respect of First National's capital stock, provided that First National may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of First National Common Stock at a rate of $.2150 per share with such increases and usual and regular record and payment dates in accordance with past practice disclosed in Section 7.2(c) of the First National Disclosure Memorandum and such dates may not be changed without the prior written consent of Regions; provided, that, notwithstanding the provisions of Section 1.3 of this Agreement, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of First National Common Stock do not receive both a dividend in respect of their First National Common Stock and a dividend in respect of Regions Common Stock or fail to receive any dividend; or

            (d) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of First National Common Stock or any other capital stock of any First National Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

            (e) adjust, split, combine, or reclassify any capital stock of any First National Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of First National Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any First National Subsidiary (unless any such shares of stock are sold or otherwise transferred to another First National Company) or
     (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

            (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned First National Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

            (g) grant any increase in compensation or benefits to the employees or officers of any First National Company, except in accordance with past practice disclosed in Section 7.2(g) of the First National Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any First National Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any First National Company except in accordance with past practice disclosed in Section 7.2(g) of the First National Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

            (h) enter into or amend any employment Contract between any First National Company and any Person (unless such amendment is required by Law) that the First National Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

            (i) adopt any new employee benefit plan of any First National Company or make any material change in or to any existing employee benefit plans of any First National Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan-, or

            (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

            (k)     commence any Litigation other than in
     accordance with past practice or settle any Litigation involving any Liability of any First National Company for material money damages or restrictions upon the operations of any First National Company; or

            (l) except in the ordinary course of business, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims.

     7.3 Covenants of Regions. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Regions covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Regions Common Stock and the business prospects of the Regions Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9. 1 (b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Regions Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Regions, desirable in the conduct of the business of Regions and its Subsidiaries.

     7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                            ARTICLE 8
                      ADDITIONAL AGREEMENTS

     8.1 Registration Statement; Joint Proxy Statement; Stockholder Approvals. As soon as reasonably practicable after execution of this Agreement, Regions shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act (provided that the Parties shall cooperate to cause the Registration Statement to be declared effective and the Joint Proxy Statement to be mailed to the Parties' respective stockholders at such time as will afford the Parties the maximum opportunity to purchase shares of Regions Common Stock or First National Common Stock in the open market) and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Regions Common Stock upon consummation of the Merger. First National shall furnish all information concerning it and the holders of its capital stock as Regions may reasonably request in connection with such action. First National shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as it deems appropriate. Regions shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon the issuance of shares of Regions Common Stock pursuant to the Merger and such other related matters as it deems appropriate. In connection with the Stockholders' Meetings, (i) Regions and First National shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement,
(iii) the Boards of Directors of Regions and First National shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to their respective stockholders the approval of the matters submitted for approval, and (iv) the Boards of Directors and officers of Regions and First National shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such stockholders' approvals.

     8.2 Exchange Listing. Regions shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq NMS, subject to official notice of issuance, the shares of Regions Common Stock to be issued to the holders of First National Common Stock pursuant to the Merger.

     8.3 Applications. Regions shall promptly prepare and file, and First National shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4 Filings with State Off-ices. Upon the terms and subject to the conditions of this Agreement, Regions Merger
Subsidiary shall execute and file the Georgia Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. The Parties shall cooperate and take all reasonable effort to prevent Regions from becoming an interstate multiple savings and loan holding company as a result of the Merger. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6    Investigation and Confidentiality.

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and, after November 1, 1995, shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) In addition to the Parties' respective obligations under the Confidentiality Agreements, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.


     8.7 Press Releases. Prior to the Effective Time, Regions and First National shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8 Certain Actions. Except with respect to this Agreement and the Plan of Merger and the transactions contemplated hereby or thereby, no First National Company nor any Affiliate thereof nor any Representatives thereof retained by any First National Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of First National's Board of Directors as advised by counsel, no First National Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but First National may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. First National shall promptly notify Regions orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. First National shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause of all its Representatives not to engage in any of the foregoing.

     8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10 State Takeover Laws. Each First National Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws, including Sections 14-2-1111 and 14-2-1132 of the GBCC.

     8.11 Charter Provisions. Each First National Company shall take all necessary action to ensure that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby or thereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any First National Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the fights of a stockholder with respect to, shares of any First National Company that may be directly or indirectly acquired or controlled by it.

     8.12 Agreement of Affiliates. First National has disclosed in Section 8.12 of the First National Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of First National for purposes of Rule 145 under the 1933 Act. First National shall use its reasonable efforts to cause each such Person to deliver to Regions not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of First National Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Regions Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Regions and First National have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of Regions Common Stock issued to such affiliates of First National in exchange for shares of First National Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Regions and First National have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and Regions shall be entitled to place restrictive legends upon certificates for shares of Regions Common Stock issued to affiliates of First National pursuant to this Agreement to enforce the provisions of this Section 8.12). Regions shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Regions Common Stock by such affiliates.

     8.13 Employee Benefits and Contracts. Following the Effective Time, but in no event earlier than the consolidation of First National's banking Subsidiaries with Regions' banking Subsidiaries located in the same states, Regions shall provide generally to officers and employees of the First National Companies, who at or after the Effective Time become employees of a Regions Company, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Regions Common Stock except as set forth in this
Section 8.13), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Regions Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of First National should be treated as service under Regions' qualified defined benefit plans, (ii) service under any qualified defined contribution plans of First National shall be treated as service under Regions' qualified defined contribution plans, and (iii) service under any other employee benefit plans of First National shall be treated as service under any similar employee benefit plans maintained by Regions. Regions also shall cause First National and its Subsidiaries to honor on terms reasonably agreed upon by the Parties all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.13 of the First National Disclosure Memorandum to Regions between any First National Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the First National Benefit Plans.

     8.14   Indemnification.

     (a) Regions shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the First National Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by First National's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Regions is required to effectuate any indemnification, Regions shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Regions and the Indemnified Party.

     (b) If Regions or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Regions shall assume the obligations set forth in this Section 8.14.

     (c) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified
Party, his or her heirs and representatives.

     8.15 Certain Modifications. Regions and First National shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and First National shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Regions and First National also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and the Plan of Merger and shall take such charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the Parties. Neither Parties' representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this
Section 8.15.

     8.16 Regions Merger Subsidiary Organization. Regions shall organize Regions Merger Subsidiary under the Laws of the State of Georgia. Prior to the Effective Time, the outstanding capital stock of Regions Merger Subsidiary shall consist of 1,000 shares of Regions Merger Subsidiary Common Stock, all of which shares shall be owned by Regions. Prior to the Effective Time, Regions Merger Subsidiary shall not (i) conduct any business operations whatsoever or (ii) enter into any Contract or agreement of any kind, acquire any assets or incur any Liability, except as may be specifically contemplated by this Agreement or the Plan of Merger or as the Parties may otherwise agree. Regions, as the sole stockholder of Regions Merger Subsidiary, shall vote prior to the Effective Time the shares of Regions Merger Subsidiary Common Stock in favor of the Plan of Merger.

                            ARTICLE 9
        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE


     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and the Plan of Merger and to consummate the Merger and the other transactions contemplated hereby and thereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

            (a) Stockholder Approvals. The stockholders of First National shall have approved this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD. The stockholders of Regions shall have approved the issuance of shares of Regions Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.



            (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired.
     No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Regions would not, in its reasonable judgment, have entered into this Agreement.

            (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9. I (b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

            (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement or the Plan of Merger.

            (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Regions Common Stock issuable pursuant to the Merger shall have been received.

            (f) Exchange Listing. The shares of Regions Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq NMS, subject to official notice of issuance.

            (g) Tax Matters. Each Party shall have received a written opinion or opinions from Alston & Bird in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of First National Common Stock for Regions Common Stock will not give rise to gain or loss to the stockholders of First National with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of First National and Regions reasonably satisfactory in form and substance to such counsel.

            (h) Pooling Letter. Each of the Parties shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to such Party, from Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

     9.2 Conditions to Obligations of Regions. The obligations of Regions to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 11.6(a) of this Agreement:

            (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of First National set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of First National set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of First National set forth in Sections 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of First National set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on First National; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of First National or to a matter being "known" by First National shall be deemed not to include such qualifications.

            (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of First National to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (c) Certificates. First National shall have delivered to Regions (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by First National's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as Regions and its counsel shall request.

            (d) Affiliate Agreements. Regions shall have received from each affiliate of First National the affiliates agreement referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of Regions that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

     9.3 Conditions to Obligations of First National. The obligations of First National to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby and thereby are subject to the satisfaction of the following conditions, unless waived by First National pursuant to Section IL 6(b) of this Agreement:

            (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Regions set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Regions set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Regions set forth in Section 6.14 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Regions set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.14) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Regions; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of Regions or to a matter being "known" by Regions shall be deemed not to include such qualifications.

            (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Regions to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (c) Certificates. Regions shall have delivered to First National (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Regions' Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as First National and its counsel shall request


                           ARTICLE 10
                           TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of First National or Regions, this Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a) By mutual consent of the Board of Directors of Regions and the Board of Directors of First National; or

            (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of First National and Section 9.3(a) of this Agreement in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of First National and Section 9.3(a) of this Agreement in the case of Regions; or

            (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

            (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Regions or First National fail to vote their approval of the matters submitted for the approval by such stockholders at the Stockholders' Meetings where the transactions were presented to such stockholders for approval and voted upon; or

            (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by September 30, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

            (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of First National and Section 9.3(a) of this Agreement in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
     Section 10.1(e) of this Agreement; or

            (g) By the Board of Directors of Regions, at any time prior to 5:00 p.m. Eastern time, on November 1, 1995, without any Liability if it determines in its reasonable good faith judgment that the Asset quality of First National, the status of litigation involving First National (or any other liability or undisclosed contingency of First National), any information in the First National Disclosure Memorandum, or the projected ability of First National to reduce its non-interest expenses are materially less favorable to Regions than as set forth in materials previously disclosed or provided to Regions by First National and its financial advisor; or

            (h) By the Board of Directors of First National, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

                 (1)     the Average Closing Price of shares of
            Regions Common Stock shall be less than $33.20; and

                 (2) (i) the quotient obtained by dividing the Average Closing Price by $41.50 (such number being referred to herein as the "Regions Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.20 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If First National refuses to consummate the Merger pursuant to this Section 10.1(h), it shall give prompt written notice thereof to Regions; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Regions shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of $33.20 and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Regions Ratio. If Regions makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to First National of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this
Section 10.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(h).

     For purposes of this Section 10.1(h), the following terms shall have the meanings indicated:

            "Average Closing Price" shall mean the average of the daily last sales prices of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) for the ten consecutive full trading days in which such shares are traded on the Nasdaq NMS ending at the close of trading on the Determination Date.

            "Determination Date" shall mean the date on which the Consent of the Board of Governors of the Federal Reserve
     System shall be received.

            "Index Group" shall mean the 20 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 20 bank holding companies and the weights attributed to them are as follows:


     Bank Holding Companies                            Weighting

     AmSouth Bancorporation                              4.73%
     Barnett Banks, Inc.                                 7.80
     Central Fidelity Banks, Inc.                        3.23
     Compass Bancshares, Inc.                            3.09
     Crestar Financial Corporation                       3.05
     Deposit Guaranty Corporation                        1.52
     First American Corporation                          2.06
     First Commerce Corporation                          2.35
     First Maryland Bancorp                              1.37
     First Tennessee National Corporation                2.72
     First Union Corporation                            13.91
     First Virginia Banks, Inc.                          2.75
     Hibernia Corporation                                9.65
     Mercantile Bankshares Corporation                   3.84
     National Commerce Bancorporation                    2.00
     SouthTrust Corporation                              6.75
     SunTrust Banks, Inc.                                9.24
     Trustmark Corporation                               2.83
     Union Planters Corporation                          3.31
     Wachovia Corporation                               13.80

     TOTAL                                             100.00%

            "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index
     Group.


            "Starting Date" shall mean October 20, 1995.

     If any company belonging to the Index Group or Regions declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Regions shall be appropriately adjusted for the purposes of applying this
Section 10.1(h).

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.01 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.01(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreement shall be governed by its own terms as to its termination.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections
8.12 and 8.14 of this Agreement.


                           ARTICLE 11
                          MISCELLANEOUS


     11.1   Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

            "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

            "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

            "Agreement" shall mean this Agreement and Plan of Reorganization, including the Exhibits (other than the Stock
     Option Agreement) delivered pursuant hereto and incorporated herein by reference.

            "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

            "BHC Act" shall mean the federal Bank Holding Company
     Act of 1956, as amended.

            "Closing Date" shall mean the date on which the Closing occurs.

            "Confidentiality Agreements" shall mean those certain
     Confidentiality Agreements, dated October 21, 1995, between
     First National and Regions.

            " Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

            "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

            "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a fight to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

     "DGCL" shall mean the Delaware General Corporation Law.

            "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S. C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

            "ERISA" shall mean the Employee Retirement Income
     Security Act of 1974, as amended.

            "Exhibits" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

            "First National Common Stock" shall mean the $1.00 par value common stock of First National.

            "First National Companies" shall mean, collectively, First National and all First National Subsidiaries.

            "First National Disclosure Memorandum" shall mean the written information entitled "First National Bancorp Disclosure Memorandum" delivered prior to 5:00 p.m., Eastern time, on October 27, 1995, to Regions describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for purposes of any other Section or subsection not specifically referenced with respect thereto.

            "First National Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of First National as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three fiscal years ended December 3 1, 1994, 1993, and 1992, as filed by First National in SEC Documents, and (ii) the consolidated balance sheets of First National (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

            "First National Stock Plans" shall mean the existing stock option and other stock-based compensation plans of First National disclosed in Section 3.5(b) of the First National
     Disclosure Memorandum.

            "First National Subsidiaries" shall mean the Subsidiaries of First National, which shall include the First National Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of First National in the future and owned by First National at the Effective Time.

            "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

            "GBCC" shall mean the Georgia Business Corporation
     Code.

            "Georgia Certificate of Merger" shall mean the Certificate of Merger to be executed by Regions Merger
     Subsidiary and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section
     1.1 of this Agreement.

            "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

            "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

            "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title 11 of the Hart-Scott-Rodino Antitrust
     Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Joint Proxy Statement" shall mean the joint proxy statement used by Regions and First National to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Regions relating to the issuance of the Regions Common Stock to holders of First National Common Stock.

            "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

            "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

            "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

            "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse fight or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than
     (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business

            "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

            "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

            "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

            "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

            "NASD" shall mean the National Association of Securities Dealers, Inc.

            "Nasdaq NMS" shall mean the National Market Service of
     Nasdaq.

            "1933 Act" shall mean the Securities Act of 1933, as amended.

            "1934 Act" shall mean the Securities Exchange Act of
     1934, as amended.

            "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

            "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

            "Party" shall mean either First National or Regions, and "Parties" shall mean both First National and Regions.

            "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

            "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

            "Plan of Merger" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 2.

            "Regions Common Stock" shall mean the $.625 par value common stock of Regions.

            "Regions Companies" shall mean, collectively, Regions and all Regions Subsidiaries.

            "Regions Disclosure Memorandum" shall mean the written information entitled "Regions Financial Corporation Disclosure Memorandum" delivered prior to the execution of this Agreement to First National describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for purposes of any other Section or subsection not specifically referenced with respect thereto.

            "Regions Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Regions as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three years ended December 31, 1994, 1993, and 1992, as filed by Regions in SEC Documents, and (ii) the consolidated statements of condition of Regions (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

            "Regions Merger Subsidiary" shall mean the wholly owned subsidiary of Regions to be organized to effect the Merger under the Laws of the State of Georgia and with the name of Regions Merger Subsidiary, Inc.

            "Regions Merger Subsidiary Common Stock" shall mean the $1.00 par value common stock of Regions Merger Subsidiary.

            "Regions Subsidiaries" shall mean the Subsidiaries of Regions, which shall include the Regions Subsidiaries described in Section 6.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Regions in the future and owned by Regions at the Effective Time.

            "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Regions under the 1933 Act with respect to the shares of Regions Common Stock to be issued to the stockholders of First National in connection with the transactions contemplated by this Agreement.

            "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

            "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

            "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

            "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

            "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

             "Stock Option Agreement" shall mean the stock option agreement by and between First National and Regions, in substantially the form of Exhibit 1.

            "Stockholders' Meetings" shall mean the respective meetings of the stockholders of Regions and First National to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

            "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

            "Surviving Corporation" shall mean Regions Merger
     Subsidiary as the surviving corporation resulting from the Merger.

            "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

            "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

            "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

     Average Closing Price              Section 10.1(h)
     Closing                            Section 1.2
     Determination Date                 Section 10.1(h)
     Effective Time                     Section 1.3
     ERISA Affiliate                    Section 5.12(c)
     Exchange Agent                     Section 4.1
     Exchange Ratio                     Section 3.1(c)
     First National Benefit Plans       Section 5.13(a)
     First National Contracts           Section 5.14
     First National ERISA Plan          Section 5.13(a)
     First National Rights              Section 3.5(a)
     First National Pension Plan        Section 5.13(a)
     First National SEC Reports         Section 5.5(a)
     Indemnified Party                  Section 8.14
     Index Group                        Section 10.1(h)
     Index Price                        Section 10.1(h)
     Index Ratio                        Section 10.1(h)
     Merger                             Section 1.1
     Regions Ratio                      Section 10.1(h)
     Regions SEC Reports                Section 6.5(a)
     Starting Date                      Section 10.1(h)
     Takeover Laws                      Section 5.19
     Tax Opinion                        Section 9.1(g)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses.

     (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

     (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party

     11.3 Brokers and Finders. Except for Morgan Stanley & Co. Incorporated as to First National and except for Bear, Steams & Co. Inc. as to Regions, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by First National or Regions, each of First National and Regions, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.12 and 8.14 of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement or the Plan of Merger relating to the manner or basis in which shares of First National Common Stock will be exchanged for Regions Common Stock shall not be amended after the Stockholders' Meetings without the requisite approval of the holders of the issued and outstanding shares of Regions Common Stock and First National Common Stock entitled to vote thereon.

     11.6 Waivers.

     (a) Prior to or at the Effective Time, Regions, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by First National, to waive or extend the time for the compliance or fulfillment by First National of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Regions under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Regions.

     (b) Prior to or at the Effective Time, First National, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Regions, to waive or extend the time for the compliance or fulfillment by Regions of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of First National under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of First National.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.


     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto
(whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     First National:          First National Bancorp
                              303 Jesse Jewell Parkway
                              Suite 700
                              Gainesville, Georgia 30501
                              Telecopy Number: (770) 503 -2700

                              Attention:     Peter D. Miller
                                             President, Chief
                                             Administrative, and
                                             Chief Financial
                                             Officer

     Copy to Counsel:         Stewart, Melvin & Frost
                              Hunt Tower
                              200 Main Street
                              Gainesville, Georgia 30501
                              Telecopy Number: (770) 532-5071

                              Attention: T. Treadwell Syfan

                              Powell, Goldstein, Frazer & Murphy
                              Sixteenth Floor
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia 30303
                              Telecopy Number: (404) 572-5958

                              Attention: Walter G. Moeling IV


     Regions:                 Regions Financial Corporation
                              417 N. 20th Street
                              Birmingham, Alabama 35203
                              Telecopy Number: (205) 326-7571


                              Attention:     Richard D. Horsley
                                             Vice Chairman and
                                             Executive
                                             Financial Officer

     Copy to Counsel:         Regions Financial Corporation
                              417 N. 20th Street
                              Birmingham, Alabama 35203
                              Telecopy Number: (205) 326-7571

                              Attention:     Samuel E. Upchurch,
                                             Jr., General Counsel

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Georgia relate to the consummation of the Merger.

     11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

     11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                            FIRST NATIONAL BANCORP


By: /s/ C. Talmadge Garrison       By: /s/ Peter D. Miller
   C. Talmadge Garrison               Peter D. Miller
   Secretary                          President, Chief
                                      Administrative, and
                                      Chief Financial Officer

[CORPORATE SEAL]


ATTEST:                            REGIONS FINANCIAL CORPORATION


By: /s/ Samuel E. Upchurch, Jr.    By: /s/ J. Stanley Mackin
   Samuel E. Upchurch, Jr.            J. Stanley Mackin
   Corporate Secretary                Chairman of the Board and
                                      Chief Executive Officer

[CORPORATE SEAL]

                                                      EXHIBIT 2.2


                     STOCK OPTION AGREEMENT



     STOCK OPTION AGREEMENT, dated as of October 22, 1995 (the
"Agreement"), by and between First National Bancorp, a Georgia corporation ("Issuer"), and Regions Financial Corporation, a
Delaware corporation ("Grantee").

     WHEREAS, Grantee and Issuer have entered into that certain Agreement and Plan of Reorganization, dated as of October 22, 1995 (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into a wholly owned Subsidiary of Grantee with such Subsidiary as the surviving entity; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 4,089,234 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") equal to $27.00.

     3.     Exercise of Option.

     (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 10.1(b) (but only if such termination was a result of a willful breach by Issuer) or by Grantee pursuant to
Section I 0. I (c) thereof or by Grantee and Issuer pursuant to
Section I 0. I (a) thereof if Grantee shall at that time have been entitled to terminate the Merger Agreement pursuant to Section 10.1(b) (but only if such termination was a result of a willful breach by Issuer) or Section 10.01(c) thereof (each a "Default Termination")), (C) 15 months after the termination of the Merger Agreement by Grantee pursuant to a Default Termination, and (D) 15 months after termination of the Merger Agreement (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

     (b) As used herein, a "Purchase Event" means any of the following events subsequent to the date of this Agreement:

            (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed, or publicly announced an intention to authorize, recommend, or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation, or similar transaction involving Issuer or any of its Subsidiaries (other than transactions solely between Issuer's Subsidiaries), (B) except as permitted pursuant to
     Section 7.2 of the Merger Agreement, the disposition, by sale, lease, exchange, or otherwise, of Assets of Issuer or any of its Subsidiaries representing in either case 20% or more of the consolidated Assets of Issuer and its Subsidiaries, or (C) the issuance, sale, or other disposition of (including by way of merger, consolidation, share exchange, or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing an "Acquisition Transaction"); or

            (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange
     Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the then-outstanding shares of Issuer Common Stock.

     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

            (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

            (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any Subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under the BHC Act, the Bank Merger Act, or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other regulatory authority is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

     4.     Payment and Delivery of Certificates.

     (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 13(f).

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges, and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 22,1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

            (a) Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

            (b) Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any preemptive fights of any stockholder of Issuer.

     6. Representations and Warrants of Grantee. Grantee hereby represents and warrants to Issuer that:

            (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

            (b) This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Laws.

     7.     Adjustment upon Changes in Capitalization, etc.

            (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

            (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its Assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such person being referred to as the "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

     (e)    The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, and (z) the transferee of all or any substantial part of the Issuer's Assets (or the Assets of its Subsidiaries),

            (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

            (iii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (z) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) within the six-month period immediately preceding the agreement; provided, that in the event of a sale of less than all of Issuer's Assets, the Assigned Value shall be the sum of the price paid in such sale for such Assets and the current market value of the remaining Assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee (or by a majority in interest of the Grantees if there shall be More than one Grantee (a "Grantee Majority")), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee. (If there shall be more than one Grantee, any such selection shall be made by a Grantee Majority.)

            (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if Issuer is the Issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merger person, as Grantee may elect.

     (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee (or a Grantee Majority).

     (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

     (h) The provisions of Sections 8, 9, 10 and 11 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price," and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price," and "Substitute Common Stock," respectively.

     8.   Repurchase at the Option of Grantee.

     (a) Subject to the last sentence of Section 3(a), at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Grantee the Option and all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of

            (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;


            (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over
     (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

            (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section
     7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

     (b) If Grantee exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges, and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Grantee shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board or any other regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Grantee. If the Federal Reserve Board or other agency prohibits the repurchase in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board or other agency, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Grantee shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii), or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's Assets, the Applicable Price shall be the sum of the price paid in such sale for such Assets and the current market value of the remaining Assets of Issuer as determined by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid, or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the then-outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii), or 7(b)(iii) shall be consummated.

     10.    Registration Rights.

     (a)    Issuer shall, subject to the conditions of subparagraph
(c) below, if requested by Grantee (or if applicable, a Grantee Majority), as expeditiously as possible prepare and file a registration statement under the Securities Laws if necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including, without limitation, a "shelf' registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b) If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Laws in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4; provided, further, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Grantee (and any such permitted transferee desiring to register their shares) and any other person (other than Issuer) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such holder bears to the total number of shares requested to be registered by all such holders then desiring to have Issuer Common Stock registered for sale.

     (c) Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Laws pursuant to subparagraph (a) above:

            (i) prior to the earliest of (a) termination of the Merger Agreement pursuant to Section 10.1 thereof, (b) failure to obtain the requisite stockholder approval pursuant to
     Section 9. 1 (a) of the Merger Agreement, and (c) a Purchase Event or a Preliminary Purchase Event-,

            (ii) on more than two occasions;

            (iii) more than once during any calendar year;

            (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

            (v) unless a request therefor is made to Issuer by the holder or holders of at least 25% or more of the aggregate number of Option Shares then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), accounting expenses, legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above. Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the holders of Option Shares being registered, and any other expenses incurred by such holders in connection with any such registration shall be borne by such holders.


     (e)    In connection with any registration under subparagraph
(a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, losses, claims, damages, and liabilities caused by any untrue statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages, or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director, and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages, and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party falls to assume the defense of such action with counsel' satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages, or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages, or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling stockholders, and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling stockholders, and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages, and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

     In connection with any registration pursuant to subparagraph
(a) or (b) above, issuer and each holder of any Option Shares
(other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

     (f) Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rules 144 and 144A. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Laws, or required pursuant to any state securities laws or the rules of any stock exchange.

     (g) Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     11. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     12. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Agreement, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

     13.  Miscellaneous.

     (a) Expenses. Except as otherwise provided in Section II, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Issuer to:    First National Bancorp
                         303 Jesse Jewell Parkway
                         Suite 700
                         Gainesville, Georgia 30501
                         Telecopy Number: (770) 503-2700


                         Attention:     Peter D. Miller
                                        President, Chief
                                        Administrative, and
                                        Chief Financial Officer

     with a copy to:     Stewart, Melvin & Frost
                         Hunt Tower
                         200 Main Street
                         Gainesville, Georgia 30501
                         Telecopy Number: (770) 532-5071

                         Attention:     T. Treadwell Syfan

     and a copy to:      Powell, Goldstein, Frazer & Murphy
                         Sixteenth Floor
                         191 Peachtree Street, N.E.
                         Atlanta, Georgia 30303
                         Telecopy Number: (404) 572-5958

                         Attention:     Walter G. Moeling IV

     If to Grantee to:   Regions Financial Corporation
                         417 N. 20th Street
                         Birmingham, Alabama 35203
                         Telecopy Number: (205) 326-7571

                         Attention:     Richard D. Horsley Vice
                                        Chairman and Executive
                                        Financial Officer

     with a copy to:     Regions Financial Corporation
                         417 N. 20th Street
                         Birmingham, Alabama 35203
                         Telecopy Number: (205) 326-7571

                         Attention:     Samuel E. Upchurch, Jr.
                                        General Counsel

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee and Grantee may assign its fights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief, and other equitable relief Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


ATTEST:                        FIRST NATIONAL BANCORP


By: /s/ C. Talmadge Garrison  By: /s/ Peter D. Miller
    C. Talmadge Garrison          Peter D. Miller
    Secretary                     President, Chief Administrative,
                                  and Chief Financial Officer

[CORPORATE SEAL]


ATTEST:                            REGIONS FINANCIAL CORPORATION


By:/s/ Samuel E.  Upchurch, Jr.    By:/s/J. Stanley Mackin
   Samuel E. Upchurch, Jr.            J. Stanley Mackin
   Corporate Secretary                Chairman of the Board and
                                      Chief Executive Officer

[CORPORATE SEAL]